Exhibit 99.1

CohBar Announces Approval for Listing on the NASDAQ Capital Market

NASDAQ Trading to Begin on December 15, 2017 Under Existing Ticker Symbol CWBR

Menlo Park, California – December 13, 2017 – CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), an innovative biotechnology company focused on developing mitochondria based therapeutics (MBTs) to treat age-related diseases, today announced that The NASDAQ Stock Market LLC has approved the Company’s application to list its common stock on the NASDAQ Capital Market (NASDAQ).

CohBar’s common stock is expected to commence trading on the NASDAQ Capital Market at the opening of trading on December 15, 2017 under the ticker symbol CWBR. The Company’s common stock will continue to trade on the OTCQX until market close on December 14, 2017 under the ticker symbol CWBR. In addition to trading on the NASDAQ Capital Market, the Company’s common stock will also continue to trade on the TSX Venture Exchange under the ticker symbol COB.U.

“Listing on NASDAQ represents a major milestone for our Company and its shareholders, reflecting the significant progress our team has made in preparing CB4211 for clinical trials, and in securing our leadership position in the development of MBTs, a new class of therapeutics with the potential to treat a wide range of age-related diseases,” said Simon Allen, CohBar CEO. “We believe that our NASDAQ listing will significantly enhance our visibility in the marketplace, attract institutional investors, and ultimately help us to realize greater value for our shareholders as we expand our pipeline of novel therapeutics that harness the power of the mitochondria and its encoded peptides.”

About CohBar’s Lead Program

CohBar’s lead preclinical development program is based on MOTS-c, a mitochondrial-derived peptide (MDP) that was discovered in 2012 by CohBar founder Professor Pinchas Cohen and his academic collaborators, whose research has shown that MOTS-c plays a significant role in the regulation of metabolism. The Company is developing CB4211, a novel and improved analog of MOTS-c, for the treatment of nonalcoholic steatohepatitis (NASH) and obesity.

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is an innovative biotechnology company focused on the research and development of mitochondria based therapeutics (MBTs), an emerging class of drugs for the treatment of age-related diseases. MBTs originate from the discovery by CohBar’s founders of a novel group of peptides within the mitochondrial genome which regulate metabolism and cell death, and whose biological activity declines with age. CohBar’s efforts focus on the development of these mitochondrial-derived peptides (MDPs) into clinically relevant MBTs that offer the potential to address a broad range of age-related diseases with underlying metabolic dysfunction, including obesity, nonalcoholic steatohepatitis (NASH), Type 2 diabetes, cancer, and cardiovascular and neurodegenerative diseases. To date, the Company and its founders have discovered more than 100 MDPs.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include CohBar’s plans and expectations related to commencement of trading on the NASDAQ Capital Market, including the timing and anticipated benefits of such listing; statements regarding the therapeutic potential of its lead MBT candidate and other mitochondria based therapeutics, as well as the potential for additional discoveries. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by CohBar. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the possibility of unfavorable study results or of delays or difficulties in commencing and completing clinical trials for its lead MBT candidate. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor and Media Contact:

Jeff Biunno, CFO

CohBar, Inc.

(650) 446-7888 ext. 109

jeff.biunno@cohbar.com